UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

ORGANOGENESIS HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY COPY

OFFER TO EXCHANGE

SHARES OF CLASS A COMMON STOCK FOR

ANY AND ALL OUTSTANDING PUBLIC WARRANTS

OF

ORGANOGENESIS HOLDINGS INC.

AND

CONSENT SOLICITATION

THE OFFER PERIOD AND YOUR RIGHT TO WITHDRAW PUBLIC WARRANTS THAT YOU TENDER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON [●], 2019, UNLESS THE OFFER PERIOD IS EXTENDED. THE COMPANY MAY EXTEND THE OFFER PERIOD AT ANY TIME.

THE OFFER IS BEING MADE SOLELY UNDER THIS OFFER LETTER AND THE

RELATED LETTER OF TRANSMITTAL AND CONSENT TO ALL HOLDERS OF WARRANTS.

Organogenesis Holdings Inc., a Delaware corporation (the “Company”), is making an offer, upon the terms and conditions in this Offer to Exchange Letter (“Offer Letter”) and the related Letter of Transmittal and Consent (which together constitute the “Offer”), to all holders of the Company’s issued and outstanding warrants that were issued in connection with our initial public offering pursuant to a prospectus dated October 10, 2016 (the “IPO Prospectus”), exercisable for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), at an exercise price of $5.75 per half Share (the “Public Warrants”), to exchange during the Offer Period 0.095 Shares for each Public Warrant tendered. The “Offer Period” is the period commencing on [●], 2019 and ending at 12:00 midnight, Eastern Time, on [●], 2019, or such later date to which the Company may extend the Offer (the “Expiration Date”).

Concurrently with the Offer, we are also soliciting consents (the “Consent Solicitation”) from holders of the Public Warrants to amend (the “Warrant Amendment”) the warrant agreement (the “Warrant Agreement”) that governs all of the Public Warrants to permit the Company to require that each Public Warrant that is outstanding upon the closing of the Offer be converted into 0.0855 Shares, which is a ratio 10% less than the exchange ratio applicable to the Offer, thus eliminating all of the Public Warrants, as described in this Offer Letter. We are not seeking consents, and will not accept letters of transmittal to participate in the Offer and consent to the Warrant Amendment, until we have filed a definitive proxy statement with respect to the Consent Solicitation. If the Warrant Amendment is approved, we will not enter into the Warrant Amendment until at least 20 business days after the definitive proxy statement is sent to holders of Warrants.

One of the conditions to consummation of the Offer (which condition may be waived by the Company, in its sole discretion) is that holders of at least 65% of the outstanding Public Warrants are tendered in the Offer and Consent Solicitation. The execution and delivery of the Letter of Transmittal and Consent will constitute your consent to the Warrant Amendment and will also authorize and direct the Depository (as defined below) to execute and deliver a written consent to the Warrant Amendment on your behalf with respect to all Public Warrants that you tender. You must deliver your consent to the proposed Warrant Amendment in order to participate in the Offer and Consent Solicitation.

Our Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol ORGO and our Public Warrants are traded on the over-the-counter market (“OTC”) under the symbol ORGOW. On July 9, 2019, the last reported sale prices for the Shares on Nasdaq was $8.05 and the Public Warrants on OTC was $0.42.

i

Public Warrant holders should obtain current market quotations for the Shares and Public Warrants before deciding whether to tender their Public Warrants pursuant to the Offer.

The Offer relates to the Public Warrants issued pursuant to the IPO Prospectus, which trade through The Depository Trust Company (“DTC”). The Offer does not relate to the warrants issued by us in private placements that occurred contemporaneously with our initial public offering (the “Private Placement Warrants”), none of which are currently outstanding. Any and all outstanding Public Warrants issued pursuant to the IPO Prospectus are eligible to be tendered pursuant to the Offer. As of July 9, 2019, there were 30,890,748 Public Warrants outstanding.

The Offer is to permit holders of Public Warrants issued pursuant to the IPO Prospectus to tender any and all outstanding Public Warrants at an exchange ratio of 0.095 Shares for each Public Warrant tendered (approximately one Share for every 11 Public Warrants tendered). A holder may tender as few or as many Public Warrants as the holder elects. No fractional Shares will be issued. Public Warrants may only be exchanged for whole Shares. In lieu of issuing fractional Shares to which any holder of Public Warrants would otherwise have been entitled, the Company will round the number of Shares to which such holder is entitled, after aggregating all fractions, up to the next whole number of Shares. Holders are also entitled to exercise their Public Warrants during the Offer Period in accordance with the terms of the Public Warrant.

You may tender some or all of your Public Warrants on these terms.

If you elect to tender Public Warrants in response to the Offer and Consent Solicitation, please follow the instructions in this Offer Letter and the related documents, including the Letter of Transmittal and Consent. If you wish to exercise your Public Warrants in accordance with their terms, please follow the instructions for exercise included in the Public Warrants.

If you tender Public Warrants, you may withdraw your tendered Public Warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions in this Offer Letter. In addition, tendered Public Warrants that are not accepted by us for exchange by [●], 2019, may thereafter be withdrawn by you until such time as the Public Warrants are accepted by us for exchange. If you withdraw the tender of your public warrants, your consent to the Warrant Amendment will be withdrawn as a result.

Investing in the Shares involves a high degree of risk. See “The Offer, Section 13. Forward-Looking Statements; Risk Factors” for a discussion of information that you should consider before tendering Public Warrants in the Offer.

The Offer and Consent Solicitation will commence on [●], 2019 (the date the materials relating to the Offer and Consent Solicitation are first sent to the Public Warrant holders) and end on the Expiration Date.

A detailed discussion of the Offer and Consent Solicitation is contained in this Offer Letter. We may amend or terminate the Offer and Consent Solicitation at any time with requisite notice, as further described in this Offer Letter. Holders of Public Warrants are strongly encouraged to read this entire package of materials, and the publicly-filed information about the Company referenced herein, as well as any supplemental disclosure regarding the Offer before making a decision regarding the Offer and Consent Solicitation.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE OFFER AND CONSENT SOLICITATION. HOWEVER, NONE OF THE COMPANY, ITS DIRECTORS, OFFICERS OR EMPLOYEES, NOR CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE DEPOSITARY FOR THE OFFER (“CST” OR THE “DEPOSITARY”), OR MORROW SODALI, THE INFORMATION AGENT FOR THE OFFER (THE “INFORMATION AGENT”), OR CREDIT SUISSE SECURITIES (USA) LLC, THE COMPANY’S FINANCIAL ADVISOR (“CREDIT SUISSE” OR THE “FINANCIAL ADVISOR”), MAKES

ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER PUBLIC WARRANTS OR CONSENT TO THE WARRANT AMENDMENT. EACH HOLDER OF A PUBLIC WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO TENDER SOME OR ALL OF HIS, HER OR ITS PUBLIC WARRANTS AND CONSENT TO THE WARRANT AMENDMENT.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Offer Letter or passed upon the merits or fairness of the Offer Letter or the accuracy or adequacy of the disclosure in this Offer Letter or the Letter of Transmittal. Any representation to the contrary is a criminal offense.

IMPORTANT PROCEDURES

If you want to tender some or all of your Public Warrants, you must do one of the following before the Expiration Date:

•

if your Public Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your Public Warrants for you, which typically can be done electronically;

•

if you hold Public Warrant certificates in your own name, complete and sign the Letter of Transmittal according to its instructions, and deliver the Letter of Transmittal, together with any required signature guarantee, the certificates for your Public Warrants and any other documents required by the Letter of Transmittal, to CST; or

•

if you are an institution participating in DTC, called the “book-entry transfer facility” in this Offer Letter, tender your Public Warrants according to the procedure for book-entry transfer described under “The Offer, Section 2. Procedure for Tendering Public Warrants.”

If you want to tender your Public Warrants, but:

•	your certificates for the Public Warrants are not immediately available or cannot be delivered to the Depositary; or

•	you cannot comply with the procedure for book-entry transfer; or

•	your other required documents cannot be delivered to the Depositary before the expiration of the Offer,

then you can still tender your Public Warrants if you comply with the guaranteed delivery procedure described under “The Offer, Section 2. Procedure for Tendering Public Warrants.”

TO TENDER YOUR PUBLIC WARRANTS, YOU MUST CAREFULLY FOLLOW THE PROCEDURES DESCRIBED IN THIS OFFER LETTER, THE LETTER OF TRANSMITTAL AND THE OTHER DOCUMENTS DISCUSSED HEREIN RELATED TO THE OFFER.

NO FRACTIONAL SHARES WILL BE ISSUED. PUBLIC WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE SHARES. IN LIEU OF ISSUING FRACTIONAL SHARES TO WHICH ANY HOLDER OF PUBLIC WARRANTS WOULD OTHERWISE HAVE BEEN ENTITLED, THE COMPANY WILL ROUND THE NUMBER OF SHARES TO WHICH SUCH HOLDER IS ENTITLED, AFTER AGGREGATING ALL FRACTIONS, UP TO THE NEXT WHOLE NUMBER OF SHARES.

PUBLIC WARRANTS NOT EXCHANGED FOR SHARES WILL EXPIRE IN ACCORDANCE WITH THEIR TERMS ON DECEMBER 10, 2023 AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS, UNLESS THE WARRANT AMENDMENT IS APPROVED AND THE COMPANY ELECTS TO REQUIRE THAT ALL OUTSTANDING PUBLIC WARRANTS BE CONVERTED INTO SHARES.

THE OFFER RELATES TO THE PUBLIC WARRANTS ISSUED PURSUANT TO THE IPO PROSPECTUS, WHICH TRADE THROUGH DTC. ANY AND ALL OUTSTANDING PUBLIC WARRANTS ARE ELIGIBLE TO BE TENDERED PURSUANT TO THE OFFER. AS OF JULY 9, 2019, THERE WERE 30,890,748 PUBLIC WARRANTS OUTSTANDING.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER TO EXCHANGE WARRANTS FOR SHARES. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO EXERCISE ITS ABILITY TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE TERMS OF THE WARRANTS.

If you have any questions or need assistance, you should contact Morrow Sodali, the Information Agent for the Offer (the “Information Agent”). You may request additional copies of this Offer Letter, the Letter of Transmittal or the Notice of Guaranteed Delivery from the Information Agent. The Information Agent may be reached at:

Morrow Sodali LLC

470 West Avenue—3rd Floor

Stamford, CT 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage firms, please call: (203) 658-9400

Email: ORGO.info@morrowsodali.com

The address of the Depositary is:

Continental Stock Transfer & Trust Company

1 State Street-30th Floor

New York, NY 10004

Attention: Corporate Actions/Organogenesis

v

We are not making the Offer to, and will not accept any tendered Public Warrants from, Public Warrant holders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion, take any actions necessary for us to make the Offer to Public Warrant holders in any such jurisdiction.

You should rely only on the information contained in this Offer Letter and in the Letter of Transmittal or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation in connection with the Offer other than those contained in this Offer Letter or in the Letter of Transmittal. If anyone makes any recommendation or gives any information or representation regarding the Offer, you should not rely upon that recommendation, information or representation as having been authorized by us, our board of directors, the Depositary or the Information Agent for the Offer or our Financial Advisor. You should not assume that the information provided in the Offer is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this Offer Letter.

We are relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Offer from the registration requirements of the Securities Act. We are also relying on Section 18(b)(4)(E) of the Securities Act to exempt the Offer from the registration and qualification requirements of state securities laws. We have no contract, arrangement or understanding relating to the payment of, and will not, directly or indirectly, pay, any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Offer. In addition, none of the Depositary, the Information Agent, the Financial Advisor or any broker, dealer, salesperson, agent or any other person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Offer. Our officers, directors and regular employees may solicit tenders from holders of the Public Warrants and will answer inquiries concerning the terms of the Offer, but they will not receive additional compensation for soliciting tenders or answering any such inquiries.

SUMMARY

Unless otherwise stated in this Offer Letter, references to “we,” “our,” “us,” or the “Company” refer to Organogenesis Holdings Inc. An investment in our Shares involves risks. You should carefully consider the information provided under the heading “Forward-Looking Statements; Risk Factors” beginning on page 24.

The Company	Organogenesis Holdings Inc., a Delaware corporation. Our principal executive offices are located at 85 Dan Road, Canton, Massachusetts 02021. Our telephone number is (781) 575-0775.

The Public Warrants	As of July 9, 2019, the Company had 30,890,748 Public Warrants outstanding. Each Public Warrant is exercisable for one half of one Share at an exercise price of $5.75. By their terms, the Public Warrants will expire on December 10, 2023, unless sooner exercised or redeemed by the Company in accordance with the terms of the Public Warrants. The Offer relates to the Public Warrants issued pursuant to the IPO Prospectus, which trade through DTC. Any and all outstanding Public Warrants are eligible to be tendered pursuant to the Offer.

The Shares	As of July 9, 2019, the Company had 91,340,165 shares of Class A Common Stock outstanding and no shares of Class B Common Stock outstanding. The Shares issuable upon exchange of the Public Warrants pursuant to the Offer represent approximately 3.21% of our outstanding Shares as of July 9, 2019.

Market Price of the Shares and the Public Warrants	Our Shares are listed on the Nasdaq Capital Market under the symbol ORGO. The Public Warrants are listed on the over-the-counter market under the symbol ORGOW. On July 9, 2019, the last reported sale prices for the Shares on Nasdaq was $8.05 and the Public Warrants on OTC was $0.42.

The Offer	The Offer is to permit holders of Public Warrants issued pursuant to the IPO Prospectus to tender any and all outstanding Public Warrants at an exchange ratio of 0.095 Shares for each Public Warrant tendered (approximately one Share for every 11 Public Warrants tendered). A holder may tender as few or as many Public Warrants as the holder elects. Public Warrants may only be exchanged for whole Shares. In lieu of issuing fractional Shares to which any holder of Public Warrants would otherwise have been entitled, the Company will round the number of Shares to which such holder is entitled, after aggregating all fractions, up to the next whole number of Shares. Holders may also exercise their Public Warrants during the Offer Period in accordance with the terms of the Public Warrant. See “The Offer, Section 1. General Terms.”

The Shares to be exchanged for the Public Warrants have not been registered with the SEC. As described elsewhere in this Offer Letter, the issuance of the Shares upon exchange of the Public Warrants is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof. The Shares that you receive in the Offer will be freely-tradable, except by persons who are considered to be our affiliates, as that term is defined in the Securities Act.

The Consent Solicitation	In order to tender the Public Warrants in the Offer and Consent Solicitation, holders are required to consent (by executing the letter of transmittal and consent or requesting that their broker or nominee consent on their behalf) to an amendment to the Warrant Agreement governing the Public Warrants as set forth in the Warrant Amendment attached as Annex A. If approved, the Warrant Amendment would permit the Company to require that each Public Warrant that is outstanding upon the closing of the Offer be converted into 0.0855 Shares, which is a ratio 10% less than the exchange ratio applicable to the Offer, thus eliminating all of the Public Warrants. We are not seeking consents, and will not accept letters of transmittal to participate in the Offer and consent to the Warrant Amendment, until we have filed a definitive proxy statement with respect to the Consent Solicitation. If the Warrant Amendment is approved, we will not enter into the Warrant Amendment until at least 20 business days after the definitive proxy statement is sent to holders of Warrants.

Reasons for the Offer	The Offer and Consent Solicitation is being made to all holders of Public Warrants. The purpose of the Offer and Consent Solicitation is to reduce the number of Shares that would become outstanding upon the exercise of Public Warrants. See “The Offer, Section 5.C. Background and Purpose of the Offer—Purpose of the Offer.”

Expiration Date of Offer	12:00 midnight, Eastern Time, on [●], 2019, or such later date to which we may extend the Offer. All Public Warrants and related paperwork must be received by the Depositary by this time, as instructed herein. See “The Offer, Section 11. Conditions; Termination; Waivers; Extensions; Amendments.”

Withdrawal Rights	If you tender your Public Warrants and change your mind, you may withdraw your tendered Public Warrants at any time until the Expiration Date, as described in greater detail under “The Offer, Section 3. Withdrawal Rights.”

Participation by Executive Officers and Directors

To our knowledge, none of our directors or executive officers beneficially own Public Warrants, and therefore, will not participate in the Offer.

For more information, see “The Offer, Section 5.D. Background and Purpose of the Offer—Interests of Directors and Executive Officers.”

Conditions of the Offer

The conditions of the Offer are:

i. there shall not have been instituted, threatened in writing or be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Offer, that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, or which would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the Offer or materially impair the contemplated benefits to us of the Offer;

ii. no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or would be reasonably likely to prohibit, prevent, restrict or delay consummation of the Offer or materially impair the contemplated benefits to us of the Offer, or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects;

iii. in our reasonable judgment, there shall not have occurred or be reasonably likely to occur, any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs; and

iv. there shall not have occurred:

a. any general suspension of, or limitation on prices for, trading in securities in U.S. securities or financial markets;

b. any material adverse change in the price of the Shares in U.S. securities or financial markets;

c. a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States;

d. any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions; or

e. a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens.

v. at least 65% of the Public Warrants (which is the minimum number required to amend the Warrant Agreement) are tendered in the Offer and Consent Solicitation.

The foregoing conditions are solely for our benefit, and we may assert one or more of the conditions regardless of the circumstances giving rise to any such conditions. We may also, in our sole and absolute discretion, waive these conditions in whole or in part, subject to the potential requirement to disseminate additional information and extend the Offer, as described under “The Offer, Section 11. Conditions; Termination; Waivers; Extensions; Amendments.” The determination by us as to whether any condition has been satisfied shall be conclusive and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the Expiration Date.

We may terminate the Offer if any of the conditions of the Offer are not satisfied prior to the Expiration Date. See “The Offer, Section 11. Conditions; Termination; Waivers; Extensions; Amendments.”

Fractional Shares	No fractional Shares will be issued. Public Warrants may only be exchanged for whole Shares. In lieu of issuing fractional Shares to which any holder of Public Warrants would otherwise have been entitled, the Company will round the number of Shares to which such holder is entitled, after aggregating all fractions, up to the next whole number of Shares. See “The Offer, Section 1.B. General Terms—Partial Tender Permitted.”

Board of Directors’ Recommendation	Our board of directors has approved the Offer and Consent Solicitation. However, none of the Company, its directors, officers or employees, nor the Depositary, the Information Agent or the Financial Advisor makes any recommendation as to whether to tender Public Warrants. You must make your own decision as to whether to tender some or all of your Public Warrants. See “The Offer, Section 1.C. General Terms—Board Approval of the Offer; No Recommendation; Holder’s Own Decision.”

How to Tender Public Warrants	To tender your Public Warrants, you must complete the actions described herein under “The Offer, Section 2. Procedure for Tendering Public Warrants” before the Offer expires.

Questions or Assistance	Please direct questions or requests for assistance, or for additional copies of this Offer Letter, Letter of Transmittal or other materials to the Information Agent. The contact information for the Information Agent is located on the back cover of this Offer Letter.

THE OFFER

Risks of Participating In the Offer

Participation in the Offer involves a number of risks, including, but not limited to, the risks identified in Section 13 below. Holders should carefully consider these risks and are urged to speak with their personal financial, investment and/or tax advisors as necessary before deciding whether to participate in the Offer. In addition, we strongly encourage you to read this Offer Letter in its entirety and review the documents referred to in Sections 8, 10, 13 and 15.

1.	GENERAL TERMS

The Offer is to permit holders of Public Warrants issued pursuant to the IPO Prospectus to tender any and all outstanding Public Warrants at an exchange ratio of 0.095 Shares for each Public Warrant tendered (approximately one Share for every 11 Public Warrants tendered). A holder may tender as few or as many Public Warrants as the holder elects. No fractional Shares will be issued. Public Warrants may only be exchanged for whole Shares. In lieu of issuing fractional Shares to which any holder of Public Warrants would otherwise have been entitled, the Company will round the number of Shares to which such holder is entitled, after aggregating all fractions, up to the next whole number of Shares. Holders may also exercise their Public Warrants during the Offer Period in accordance with the terms of the Public Warrant.

You may tender some or all of your Public Warrants on these terms. The Offer relates to the Public Warrants issued pursuant to the IPO Prospectus, which trade through DTC. The Offer does not relate to the Private Placement Warrants, none of which are outstanding. Any and all outstanding Public Warrants are eligible to be tendered pursuant to the Offer. As of July 9, 2019, there were 30,890,748 Public Warrants outstanding.

If you elect to tender Public Warrants in response to the Offer, please follow the instructions in this Offer Letter and the related documents, including the Letter of Transmittal.

If you tender Public Warrants, you may withdraw your tendered Public Warrants before the Expiration Date and retain them on their terms by following the instructions herein.

The Shares to be exchanged for the Public Warrants have not been registered with the SEC. As described elsewhere in this Offer Letter, the issuance of the Shares upon exchange of the Public Warrants is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof. Under current interpretations of the staff of the Division of Corporation Finance of the SEC, securities that are obtained in a Section 3(a)(9) exchange generally assume the same character (i.e., restricted or unrestricted) as the securities that have been surrendered. We are also relying on Section 18(b)(4)(E) of the Securities Act to exempt the Shares from the registration and qualification requirements of state securities laws. The Shares that you receive in the Offer will be freely-tradable, except by persons who are considered to be our affiliates, as that term is defined in the Securities Act.

As part of the Offer, we are also soliciting from the holders of the Public Warrants their consent to the amendment of the Warrant Agreement. If approved, the Warrant Amendment would permit the Company to require that each Public Warrant that is outstanding upon the closing of the Offer be converted into 0.0855 Shares, which is a ratio 10% less than the exchange ratio applicable to the Offer, thus eliminating all of the Public Warrants. A copy of Warrant Amendment is attached hereto as Annex A. We urge that you carefully read the Warrant Amendment in its entirety. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding Public Warrants is required to approve the Warrant Amendment.

Holders who tender Public Warrants in the Offer will automatically be deemed, without any further action, to have given their consent to approval of the Warrant Amendment (effective upon our acceptance of the Public Warrants tendered). The consent to the Warrant Amendment is a part of the letter of transmittal relating to the Public Warrants.

You cannot tender any Public Warrants in the Offer without giving your consent to the Warrant Amendment. Thus, before deciding whether to tender any Public Warrants, you should be aware that a tender of Public Warrants may result in the approval of the Warrant Amendment.

We are not seeking consents, and will not accept letters of transmittal to participate in the Offer and consent to the Warrant Amendment, until we have filed a definitive proxy statement with respect to the Consent Solicitation. If the Warrant Amendment is approved, we will not enter into the Warrant Amendment until at least 20 business days after the definitive proxy statement is sent to holders of Public Warrants.

A. Period of Offer

The Offer and Consent Solicitation will only be open for a period beginning on [●], 2019 and ending on the Expiration Date. We expressly reserve the right, in our sole discretion, at any time or from time to time, prior to the Expiration Date, to extend the period of time during which the Offer and Consent Solicitation is open. There can be no assurance, however, that we will exercise our right to extend the Offer and Consent Solicitation.

B. Partial Tender Permitted

If you choose to participate in the Offer, you may tender less than all of your Public Warrants pursuant to the terms of the Offer.

HOLDERS MAY ALSO EXERCISE THEIR PUBLIC WARRANTS DURING THE OFFER PERIOD IN ACCORDANCE WITH THE TERMS OF THE PUBLIC WARRANTS.

C. Board Approval of the Offer; No Recommendation; Holder’s Own Decision

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE OFFER AND THE CONSENT SOLICITATION. HOWEVER, NONE OF THE COMPANY, ITS DIRECTORS, OFFICERS OR EMPLOYEES, NOR THE DEPOSITARY, THE INFORMATION AGENT OR THE FINANCIAL ADVISOR, MAKES ANY RECOMMENDATION AS TO WHETHER TO TENDER PUBLIC WARRANTS AND CONSENT TO THE WARRANT AMENDMENT. EACH HOLDER OF A PUBLIC WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO TENDER SOME OR ALL OF HIS, HER OR ITS PUBLIC WARRANTS AND CONSENT TO THE WARRANT AMENDMENT.

D. Extensions of the Offer

We expressly reserve the right, in our sole discretion, and at any time or from time to time, prior to the Expiration Date, to extend the period of time during which the Offer and Consent Solicitation is open. There can be no assurance, however, that we will exercise our right to extend the Offer and Consent Solicitation. If we extend the Offer and Consent Solicitation, we will give notice of such extension by press release or other public announcement no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled Expiration Date of the Offer and Consent Solicitation.

2.	PROCEDURE FOR TENDERING PUBLIC WARRANTS

A. Proper Tender of Public Warrants

To validly tender Public Warrants pursuant to the Offer, a properly completed and duly executed Letter of Transmittal or photocopy thereof, together with any required signature guarantees, must be received by the Depositary at its address set forth on the last page of this document prior to the Expiration Date. The method of delivery of all required documents is at the option and risk of the tendering Public Warrant holders. If delivery is by mail, the Company recommends registered mail with return receipt requested (properly insured). In all cases, sufficient time should be allowed to assure timely delivery.

In the Letter of Transmittal, the tendering Public Warrant holder must: (i) set forth his, her or its name and address; (ii) set forth the number of Public Warrants tendered; and (iii) set forth the number of the Public Warrant certificate(s) representing such Public Warrants.

Where Public Warrants are tendered by a registered holder of the Public Warrants who has completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal, all signatures on the Letters of Transmittal must be guaranteed by an “Eligible Institution.”

An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If the Public Warrants are registered in the name of a person other than the signer of the Letter of Transmittal, the Public Warrants must be endorsed or accompanied by appropriate instruments of assignment, in either case signed exactly as the name(s) of the registered owner(s) appear on the Public Warrants, with the signature(s) on the Public Warrants or instruments of assignment guaranteed.

A tender of Public Warrants pursuant to the procedures described below in this Section 2 will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Offer.

ALL DELIVERIES IN CONNECTION WITH THE OFFER, INCLUDING A LETTER OF TRANSMITTAL AND PUBLIC WARRANTS, MUST BE MADE TO THE DEPOSITARY OR THE BOOK-ENTRY TRANSFER FACILITY.

NO DELIVERIES SHOULD BE MADE TO THE COMPANY, AND ANY DOCUMENTS DELIVERED TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY OR THE BOOK-ENTRY TRANSFER FACILITY AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

BOOK-ENTRY DELIVERY. The Depositary will establish an account for the Public Warrants at DTC for purposes of the Offer, within two business days after the date of this Offer Letter. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Public Warrants by causing DTC to transfer such Public Warrants into the Depositary’s account in accordance with DTC’s procedure for such transfer. Even though delivery of Public Warrants may be effected through book-entry transfer into the Depositary’s account at DTC, a properly completed and duly executed Letter of Transmittal (or copy thereof), with any required signature guarantee, or an Agent’s Message (as defined below), and any other required documentation, must in any case be transmitted to and received by the Depositary at its address set forth on the last page of this Offer Letter prior to the Expiration Date, or the guaranteed delivery procedures set forth herein must be followed. Delivery of the Letter of Transmittal (or other required documentation) to DTC does not constitute delivery to the Depositary. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exchanging the Public Warrants that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant. The term “Book-Entry Confirmation” means a timely confirmation of a book-entry transfer of Public Warrants into the Depositary’s account at DTC.

PUBLIC WARRANTS HELD IN STREET NAME. If Public Warrants are held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, you must instruct that holder to tender your Public Warrants on your behalf. A letter of instructions is included in these materials, and as an exhibit to the Schedule TO. The letter may be used by you to instruct a custodian to tender and deliver Public Warrants on your behalf.

Unless the Public Warrants being tendered are delivered to the Depositary by 12:00 midnight, Eastern Time, on [●], 2019 (the Expiration Date) accompanied by a properly completed and duly executed Letter of Transmittal or a properly transmitted Agent’s Message, the Company may, at its option, treat such tender as invalid. Issuance of Shares upon tender of Public Warrants will be made only against the valid tender of Public Warrants.

GUARANTEED DELIVERY. If you want to tender your Public Warrants pursuant to the Offer, but (i) your Public Warrants are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit all required documents to reach the Depositary prior to the Expiration Date, you can still tender your Public Warrants, if all of the following conditions are met:

(a) the tender is made by or through an Eligible Institution;

(b) the Depositary receives by hand, mail, overnight courier or fax, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form the Company has provided with this Offer Letter (with signatures guaranteed by an Eligible Institution); and

(c) the Depositary receives, within two Nasdaq trading days after the date of its receipt of the Notice of Guaranteed Delivery:

(1) the certificates for all tendered Public Warrants, or confirmation of receipt of the Public Warrants pursuant to the procedure for book-entry transfer as described above; and

(2) a properly completed and duly executed Letter of Transmittal (or copy thereof), or any Agent’s Message in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal.

In any event, the issuance of Shares for Public Warrants tendered pursuant to the Offer and accepted pursuant to the Offer will be made only after timely receipt by the Depositary of Public Warrants, properly completed and duly executed Letter(s) of Transmittal and any other required documents.

B. Conditions of the Offer

The conditions of the Offer are:

i. there shall not have been instituted, threatened in writing or be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Offer, that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, or which would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the Offer or materially impair the contemplated benefits to us of the Offer;

ii. no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or would be reasonably likely to prohibit, prevent, restrict or delay consummation of the Offer or materially impair the contemplated benefits to us of the Offer, or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects;

iii. in our reasonable judgment, there shall not have occurred or be reasonably likely to occur, any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs; and

iv. there shall not have occurred:

a. any general suspension of, or limitation on prices for, trading in securities in U.S. securities or financial markets;

b. any material adverse change in the price of the Shares in U.S. securities or financial markets;

c. a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States;

d. any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions; or

e. a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens.

v. at least 65% of the Public Warrants (which is the minimum number required to amend the Warrant Agreement) are tendered in the Offer and Consent Solicitation.

The foregoing conditions are solely for our benefit, and we may assert one or more of the conditions regardless of the circumstances giving rise to any such conditions. We may also, in our sole and absolute discretion, waive these conditions in whole or in part, subject to the potential requirement to disseminate additional information and extend the Offer, as described under “The Offer, Section 11. Conditions; Termination; Waivers; Extensions; Amendments.” The determination by us as to whether any condition has been satisfied shall be conclusive and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the Expiration Date.

We may terminate the Offer if any of the conditions of the Offer are not satisfied prior to the Expiration Date. See “The Offer, Section 11. Conditions; Termination; Waivers; Extensions; Amendments.”

C. Determination of Validity

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any tenders of Public Warrants will be determined by the Company, in its sole discretion, and its determination will be final and binding, subject to the judgment of any court that might provide otherwise. The Company reserves the absolute right, subject to the judgment of any court that might provide otherwise, to reject any or all tenders of Public Warrants that it determines are not in proper form or reject tenders of Public Warrants that may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right, subject to the judgment of any court that might provide otherwise, to waive any defect or irregularity in any tender of Public Warrants. Neither the Company nor any other person will be under any duty to give notice of any defect or irregularity in tenders, nor will any of them incur any liability for failure to give any such notice.

D. Tender Constitutes an Agreement

A tender of Public Warrants made pursuant to any method of delivery set forth herein will also constitute an acknowledgement by the tendering Public Warrant holder that: (i) the Offer is discretionary and may be extended, modified, suspended or terminated by us as provided herein; (ii) such Public Warrant holder is voluntarily participating in the Offer; (iii) the future value of our Public Warrants is unknown and cannot be predicted with certainty; (iv) such Public Warrant holder has read this Offer Letter; (v) such Public Warrant holder has consulted his, her or its tax and financial advisors with regard to how the Offer will impact the tendering Public Warrant holder’s specific situation; (vi) any foreign exchange obligations triggered by such

Public Warrant holder’s tender of Public Warrants or receipt of Shares are solely his, her or its responsibility; and (vii) regardless of any action that we take with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Public Warrants, such Public Warrant holder acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, a tender of Public Warrants authorizes us to withhold all applicable Tax Items potentially payable by a tendering Public Warrant holder. Our acceptance for payment of Public Warrants tendered pursuant to the Offer will constitute a binding agreement between the tendering Public Warrant holder and us upon the terms and subject to certain conditions of the Offer.

E. Signature Guarantees

Except as otherwise provided below, all signatures on a Letter of Transmittal by a person residing in or tendering Public Warrants in the United States must be guaranteed by an Eligible Institution. Signatures on a Letter of Transmittal need not be guaranteed if (i) the Letter of Transmittal is signed by the registered holder of the Public Warrant(s) tendered therewith and such holder has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions” in the Letter of Transmittal; or (ii) such Public Warrant(s) are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

3.	WITHDRAWAL RIGHTS

Tenders of Public Warrants made pursuant to the Offer may be rescinded at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable. If the Company extends the period of time during which the Offer is open for any reason, then, without prejudice to the Company’s rights under the Offer and in a manner compliant with Rule 14e-1(c) of the Exchange Act, the Company may retain all Public Warrants tendered and tenders of such Public Warrants may not be rescinded, except as otherwise provided in this Section 3. Notwithstanding the foregoing, tendered Public Warrants may also be withdrawn if the Company has not accepted the Public Warrants for exchange by the 40th business day after the initial commencement of the Offer.

To be effective, a written notice of withdrawal must be timely received by the Depositary at its address identified in this Offer Letter. Any notice of withdrawal must specify the name of the holder who tendered the Public Warrants for which tenders are to be withdrawn and the number of Public Warrants to be withdrawn. If the Public Warrants to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal must be submitted to the Depositary prior to release of such Public Warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering Public Warrant holder). Withdrawal may not be cancelled, and Public Warrants for which tenders are withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, Public Warrants for which tenders are withdrawn may be tendered again by following one of the procedures described in Section 2 at any time prior to the Expiration Date.

A holder of Public Warrants desiring to withdraw tendered Public Warrants previously delivered through DTC should contact the DTC participant through which such holder holds his, her or its Public Warrants. In order to withdraw previously tendered Public Warrants, a DTC participant may, prior to the Expiration Date, withdraw its instruction previously transmitted through DTC’s ATOP procedures by (i) withdrawing its acceptance, or (ii) delivering to the Depositary by mail, hand delivery or fax, a notice of withdrawal of such instruction. The notices of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant’s name appears on its transmission to which such withdrawal relates. A DTC participant may withdraw a tendered Public Warrant only if such withdrawal complies with the provisions described in this paragraph.

A holder who tendered his, her or its Public Warrants other than through DTC should send written notice of withdrawal to the Depositary specifying the name of the Public Warrant holder who tendered the Public Warrants being withdrawn. All signatures on a notice of withdrawal must be guaranteed by a Medallion Signature

Guarantor; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Public Warrants being withdrawn are held for the account of an Eligible Institution. Withdrawal of a prior Public Warrant tender will be effective upon receipt of the notice of withdrawal by the Depositary. Selection of the method of notification is at the risk of the Public Warrant holder, and notice of withdrawal must be timely received by the Depositary.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its sole discretion, which determination will be final and binding, subject to the judgment of any court that might provide otherwise. Neither the Company nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification, subject to the judgment of any court that might provide otherwise.

4.	ACCEPTANCE OF PUBLIC WARRANTS AND ISSUANCE OF SHARES

Upon the terms and subject to the conditions of the Offer, we will accept for exchange Public Warrants validly tendered as of the Expiration Date. The Shares to be issued will be delivered promptly following the Expiration Date. In all cases, Public Warrants will only be accepted for exchange pursuant to the Offer after timely receipt by the Depositary of a properly completed and duly executed Letter of Transmittal (or copy thereof), or any Agent’s Message in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal.

For purposes of the Offer, the Company will be deemed to have accepted for exchange Public Warrants that are validly tendered and for which tenders are not withdrawn, unless the Company gives written notice to the Public Warrant holder of its non-acceptance prior to the Expiration Date.

If you tender Public Warrants pursuant to the Offer, and you are not an affiliate of the Company, you will receive unlegended Shares, which will be freely tradable.

5.	BACKGROUND AND PURPOSE OF THE OFFER

A. Information Concerning Organogenesis Holdings Inc.

Organogenesis Holdings Inc. (f/k/a Avista Healthcare Public Acquisition Corp (“AHPAC”)) was originally incorporated as a Cayman Islands exempted company in December 2015 as a special purpose acquisition company, formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more target businesses. On October 14, 2016, AHPAC consummated its initial public offering, following which its shares began trading on the Nasdaq Capital Market. On December 10, 2018, in a transaction referred to as the “Business Combination,” AHPAC re-domesticated as a Delaware corporation and consummated a business combination with Organogenesis Inc. (“Organogenesis”). In connection with the closing of the Business Combination, AHPAC changed its name to “Organogenesis Holdings Inc.” and its trading symbols on Nasdaq from “AHPA,” and “AHPAW,” to “ORGO” and “ORGOW” for its Shares and Public Warrants, respectively.

We are a leading regenerative medicine company focused on the development, manufacture and commercialization of solutions for the Advanced Wound Care and Surgical & Sports Medicine markets. Our products have been shown through clinical and scientific studies to support and in some cases accelerate tissue healing and improve patient outcomes. We are advancing the standard of care in each phase of the healing process through multiple breakthroughs in tissue engineering and cell therapy. Our solutions address large and growing markets driven by aging demographics and increases in comorbidities such as diabetes, obesity, cardiovascular and peripheral vascular disease and smoking. We offer our differentiated products and in-house customer support to a wide range of health care customers including hospitals, wound care centers, government facilities, ambulatory surgery centers and physician offices. Our mission is to provide integrated healing solutions that substantially improve medical outcomes and the lives of patients while lowering the overall cost of care.

Our principal executive offices are located at 85 Dan Road, Canton, Massachusetts 02021, and our telephone number is (781) 575-0775.

B. Establishment of Offer Terms; Approval of the Offer

Our board of directors approved this Offer and Consent Solicitation and the exchange ratio and other terms of this Offer and Consent Solicitation. The board of directors set the exchange ratio in order to provide the holders of the Public Warrants with an incentive to exchange the Public Warrants, without resulting in the issuance of a number of Shares that the board considered to be overly dilutive. The board believed that the exchange ratio provides holders of the Public Warrants with an incentive to exchange the Public Warrants for Shares because, based on recent trading prices of the Shares and Public Warrants, the market value of one Share is greater than that of 19 Public Warrants, and holders who exchange Public Warrants, which are currently out of the money, will receive a more liquid security.

C. Purpose of the Offer

The Offer and Consent Solicitation is being made to all holders of Public Warrants. The purpose of the Offer is to reduce the number of Shares that would become outstanding upon the exercise of Public Warrants. The Company’s board of directors believes that by allowing holders of Public Warrants to exchange one Public Warrant for 0.095 Shares, the Company can potentially reduce, or eliminate, the substantial number of Shares that would be issuable upon exercise of the Public Warrants, thus providing investors and potential investors with greater certainty as to the Company’s capital structure. For example, if all of the outstanding Public Warrants were validly tendered in the Offer, the Company would issue approximately 2,934,622 Shares in exchange for such tendered Public Warrants. However, if all of the outstanding Public Warrants were exercised for Shares pursuant to the terms of the Public Warrants, the Company would issue 15,445,374 Shares in such exercise. The Public Warrants acquired pursuant to the exchange will be retired and cancelled. The Offer is not made pursuant to a plan to periodically increase any securityholder’s proportionate interest in the assets or earnings and profits of the Company.

D. Interests of Directors and Executive Officers

The names of the executive officers and directors of the Company are set forth below. The business address for each such person is: c/o Organogenesis Holdings Inc., 85 Dan Road, Canton, Massachusetts 02021 and the telephone number for each such person is (781) 575-0775.

Name	Position
Gary S. Gillheeney, Sr.	Director, President and Chief Executive Officer
Timothy M. Cunningham	Chief Financial Officer
Patrick Bilbo	Chief Operating Officer
Lori Freedman	Vice President and General Counsel
Brian Grow	Chief Commercial Officer
Antonio S. Montecalvo	Vice President, Health Policy and Contracting
Howard Walthall	Executive Vice President, Strategy and Market Development
Alan A. Ades	Director
Maurice Ades	Director
Albert Erani	Director
Arthur S. Leibowitz	Director
Wayne Mackie	Director
Glenn H. Nussdorf	Director
Joshua Tamaroff	Director

As of July 9, 2019, the Company had 91,340,165 outstanding shares of Class A Common Stock, no outstanding shares of Class B Common Stock and 30,890,748 outstanding Public Warrants. The Shares issuable upon exchange of the outstanding Public Warrants pursuant to the Offer represent approximately 3.21% of our outstanding Shares as of July 9, 2019.

To our knowledge, none of our directors or executive officers beneficially own Public Warrants.

The Company does not beneficially own any Public Warrants.

Except as set forth below we have not and, to the best of our knowledge, none of our current directors, executive officers or any person holding a controlling interest in us has, engaged in any transactions involving the Public Warrants during the 60-day period prior to the date of this Offer Letter.

NONE OF THE COMPANY OR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES, OR THE DEPOSITARY, THE INFORMATION AGENT OR THE FINANCIAL ADVISOR MAKES ANY RECOMMENDATION TO ANY HOLDER OF PUBLIC WARRANTS AS TO WHETHER TO EXERCISE SOME OR ALL OF THEIR PUBLIC WARRANTS. EACH HOLDER OF PUBLIC WARRANTS MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO EXERCISE THEIR PUBLIC WARRANTS.

E. Plans, Proposals or Negotiations

Except as set forth below in Section 8 hereunder, there are no present plans, proposals or negotiations by the Company that relate to or would result in:

•	any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

•	a purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries;

•	any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company;

•

any change in the present board of directors or management of the Company, including, but not limited to, any plans or proposals to change the number or the term of directors, to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer;

•	any other material change in the Company’s corporate structure or business;

•	any class of equity security of the Company being delisted from a national securities exchange;

•	any class of equity security of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	the suspension of the Company’s obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of additional securities of the subject company, or the disposition of securities of the subject company; or

•	changes in the Company’s Certificate of Incorporation or Bylaws or other governing instruments or other actions that could impede the acquisition of control of the Company by any person.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE OFFER AND CONSENT SOLICITATION. HOWEVER, NONE OF THE COMPANY, ITS DIRECTORS, OFFICERS OR EMPLOYEES, NOR THE DEPOSITARY, THE INFORMATION AGENT OR THE FINANCIAL ADVISOR, MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER ANY PUBLIC WARRANTS AND CONSENT TO THE WARRANT AMENDMENT. EACH HOLDER OF A PUBLIC WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO TENDER SOME OR ALL OF HIS, HER OR ITS PUBLIC WARRANTS AND CONSENT TO THE WARRANT AMENDMENT.

6. PRICE RANGE OF SHARES AND PUBLIC WARRANTS

Our Shares are listed on Nasdaq under the symbol ORGO and our Public Warrants are listed on OTC under the symbol ORGOW. Prior to December 10, 2018, our Shares and Public Warrants were listed on Nasdaq under the symbols AHPA and AHPAW, respectively. On July 9, 2019, the last reported sale prices for the Shares on Nasdaq was $8.05 and the Public Warrants on OTC was $0.42.

The Company recommends that holders consider current market quotations for the Shares and the Public Warrants, among other factors, before deciding whether or not to tender their Public Warrants.

	Shares(1)		Public Warrants(1)
	High	Low	High	Low
	$	$	$	$
Fiscal 2016
Fourth Quarter	N/A	N/A	N/A	N/A
Fiscal 2017
First Quarter	10.18	9.75	0.54	0.45
Second Quarter	9.89	9.79	0.50	0.20
Third Quarter	10.05	9.78	0.47	0.33
Fourth Quarter	10.05	9.28	0.40	0.28
Fiscal 2018
First Quarter	10.07	9.80	0.51	0.25
Second Quarter	10.20	9.80	0.47	0.30
Third Quarter	10.40	9.95	0.45	0.12
Fourth Quarter(2)	10.87	9.467	0.25	0.10
Fiscal 2019
First Quarter	310.90	6.28	0.75	0.14
Second Quarter	9.14	6.38	0.50	0.21
Third Quarter (through July 9, 2019)	8.35	7.60	0.57	0.40

(1)	Beginning on November 29, 2016.
(2)	The Business Combination was consummated on December 10, 2018. Thereafter, our common stock and Public Warrants began trading under the ticker symbols “ORGO” and “ORGOW,” respectively.

The table below indicates the implied Public Warrant value at various hypothetical stock prices based on the exchange ratio of 0.095 Shares per Public Warrant. The implied Public Warrant value is calculated by multiplying the prices per Share in the table below by the exchange ratio. The stock prices below are included for illustrative purposes only and there can be no assurance that the Shares will trade at such prices prior to, at or after the expiration of the Offer.

Price per Share	Implied Public Warrant Value
$8.00	$0.76
$8.20	$0.78
$8.40	$0.80
$8.60	$0.82
$8.80	$0.84
$9.00	$0.86
$9.20	$0.87
$9.40	$0.89
$9.60	$0.91
$9.80	$0.93
$10.00	$0.95
$10.20	$0.97
$10.40	$0.99
$10.60	$1.01
$10.80	$1.03
$11.00	$1.04
$11.20	$1.06
$11.40	$1.08
$11.60	$1.10
$11.80	$1.12
$12.00	$1.14

7. SOURCE AND AMOUNT OF FUNDS

Because this transaction is an offer to holders to exchange their existing Public Warrants for Shares, there is no source of funds or other cash consideration being paid by the Company to those tendering Public Warrants. We will use our existing funds to pay expenses associated with the Offer and Consent Solicitation.

8. TRANSACTIONS AND AGREEMENTS CONCERNING THE COMPANY’S SECURITIES

Except as described herein, none of the Company or, to our knowledge, any of our affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or agreement with any other person relating, directly or indirectly, to the Offer or with respect to any of our securities, including any contract, arrangement, understanding or agreement concerning the transfer or the voting of the securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

Warrant Agreement

In connection with our initial public offering and the appointment of a warrant agent for the Public Warrants, we entered into a warrant agreement (the “Warrant Agreement”) with CST on October 10, 2016. The Warrant Agreement provides for the various terms, restrictions and governing provisions that dictate all of the terms of the Public Warrants.

PIPE Warrant Agreement and PIPE Warrant Exchange Agreement

In connection with the closing of the Business Combination, we issued 9,022,741 shares of our Common Stock and 4,100,000 warrants to purchase one-half of one share of our Common Stock at an exercise price of $5.75 per half share (the “PIPE Warrants”), to Avista Capital Partners IV L.P., a Delaware limited partnership and Avista Capital Partners IV (Offshore), L.P., a limited partnership formed under the laws of Bermuda (collectively, the “PIPE Investors”) pursuant to the terms of a subscription agreement dated as of August 17, 2018 by and between us and the PIPE Investors, for an aggregate purchase price of $46,000,000 in a private placement. In connection with the sale and issuance of the PIPE Warrants, we entered into a warrant agreement (the “PIPE Warrant Agreement”) with CST, as warrant agent. The PIPE Warrant Agreement provides for the various terms, restrictions and governing provisions that dictate all of the terms of the PIPE Warrants, which are substantially similar to the Public Warrants except that: (i) the PIPE Warrant Agreement can only be amended by the holders of 65% of the PIPE Warrants, (ii) the PIPE Warrants cannot be redeemed pursuant to the terms of the PIPE Warrant Agreement so long as they are held by the PIPE Investors or their permitted transferees, (iii) the PIPE Warrants are not registered under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and (iv) the PIPE Warrants are not traded on OTC. On July 12, 2019, we entered into a Warrant Exchange Agreement with the PIPE Investors pursuant to which, the PIPE Investors agreed to exchange their PIPE Warrants at the same exchange ratio offered to the Public Warrant holders. The exchange of the PIPE Warrants by the PIPE Investors will occur following our acceptance of any Public Warrants tendered in connection with this Offer. This transaction is exempt from registration under Section 3(a)(9) of the Securities Act, as no commission or other remuneration will be paid or given directly or indirectly for soliciting such transaction.

Amended and Restated Registration Rights Agreement

On December 10, 2018, in connection with the closing of our Business Combination, we entered into an Amended and Restated Registration Rights Agreement with certain of our stockholders including certain of our directors, officers and affiliates, in respect of the shares of our Class A common stock and warrants to purchase shares of our Class A common stock issued in connection with the closing of a private placement concurrent with the closing of the Business Combination. These stockholders (and their permitted transferees) are entitled to certain registration rights described in the Amended and Restated Registration Rights Agreement, including, among other things, customary registration rights, including demand and piggy-back rights, subject to cut-back provisions. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts, selling commissions and expenses related to the sale of shares. On December 24, 2018, we filed a re-sale registration statement on Form S-3 pursuant to the terms of the Amended and Restated Registration Rights Agreement, which was declared effective on February 12, 2019.

Stockholders Agreement

On December 10, 2018, in connection with the closing of our Business Combination, we entered in a Stockholders Agreement with certain of our stockholders whereby, among other things, the PIPE Investors are provided the right to designate one director nominee and one observer to our board of directors. Pursuant to the terms of the Stockholders Agreement at any time that and for so long as the PIPE Investors collectively own at least 7.5% of the outstanding shares of our capital stock that are then entitled to vote generally in the election of directors, certain rights accrue to the PIPE Investors. Those rights include the right to designate one individual for election to our board of directors, which individual shall be included as part of our slate of directors, and the right to have one person designated by the PIPE Investors to attend all meetings of our board of directors and any committees thereof as an observer, with such observer to receive the materials relevant to such meeting as provided to our directors or members of the applicable committee. The terms of the Stockholders Agreement also provide the PIPE Investors certain customary rights to receive information about us, including information necessary to assist each of the PIPE Investors in preparing its tax returns, customary rights to examine our books and records and request copies of financial statements and other corporate documents and correspondences.

Controlling Stockholders Agreement

On December 10, 2018, in connection with the closing of our Business Combination, we entered into a Controlling Stockholders Agreement with Alan A. Ades, Albert Erani and Glenn H. Nussdorf, members of our board of directors, together with Dennis Erani, Starr Wisdom and certain of their respective affiliates (collectively, the “Controlling Entities”). The Controlling Stockholders Agreement, among other things, provides the Controlling Entities with the right to nominate an aggregate of four directors to our board of directors, with two directors to be designated by Alan A. Ades, one director to be designated by Albert Erani and one director to be designated by Glenn H. Nussdorf. The nomination rights shall exist for so long as each individual (or, in the case of Albert Erani, collectively with Dennis Erani) beneficially owns at least 7.5% of the outstanding shares of our common stock. The Controlling Entities also agreed to vote their shares of our common stock in support of such nominees, and to appoint each of Alan A. Ades, Albert Erani and Glenn H. Nussdorf as his or her attorney-in-fact in connection with the matters contemplated by the Controlling Stockholders Agreement.

Other Agreements and Transactions

The Company has retained CST to act as the Depositary, Morrow Sodali to act as the Information Agent and Credit Suisse to act as its Financial Advisor. Directors, officers and employees of either us or our affiliates or the Information Agent may contact holders of Public Warrants by hand, mail or telephone regarding the Offer and may request brokers, dealers and other nominees to forward the Offer Letter and related materials to beneficial owners of the Public Warrants. Such directors, officers and employees will not be specifically compensated for providing such services. CST and Morrow Sodali will receive reasonable and customary compensation for their respective services in connection with the Offer, plus reimbursement for out-of-pocket expenses, and will be indemnified by the Company against certain liabilities and expenses in connection therewith.

We have no contract, arrangement or understanding relating to the payment of, and will not, directly or indirectly, pay, any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Offer.

9. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of July 9, 2019, by:

•	each person or entity, or group of affiliated persons or entities, known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 9, 2019 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Each stockholder’s percentage ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is based on 91,340,165 shares of our common stock outstanding as of July 9, 2019. The number of outstanding shares beneficially owned by each stockholder below was obtained from the most recent publicly filed information, as applicable.

Name and Address of Beneficial Owner(1)	Number of Shares	Right to Acquire	Total	Percentage of Shares Outstanding
Organo PFG LLC and affiliated entities(2)	34,986,622	—	34,986,622	38.3%
Avista Capital Partners IV, L.P. and affiliated entities(3)	15,561,473	2,050,000	17,611,473	18.9%
Controlling Entities(4)	67,846,723	—	67,846,723	74.3%
Gary S. Gillheeney, Sr.(5)	—	3,338,219	3,338,219	3.5%
Alan A. Ades(6)	44,466,394	—	44,466,394	48.7%
Maurice Ades	—	—	—	—
Albert Erani(7)	38,654,337	—	38,654,337	42.3%
Arthur S. Leibowitz	—	—	—	—
Wayne Mackie	—	—	—	—
Glenn H. Nussdorf(8)	14,838,663	—	14,838,663	16.2%
Joshua Tamaroff	—	—	—	—
Lori Freedman(9)	—	16,240	16,240	*
Howard Walthall(10)	—	166,910	166,910	*
All directors and executive officers as a group (14 individuals)(11)	63,104,516	4,299,901	67,404,417	70.5%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Organogenesis Holdings Inc., 85 Dan Road, Canton, Massachusetts 02021.
(2)

Consists of (i) 32,134,638 shares of ORGO Class A common stock held by Organo PFG LLC and (ii) 2,851,984 shares of ORGO Class A common stock held by Organo Investors LLC. Alan A. Ades and Albert Erani are managing members of Organo PFG LLC and managers of Organo Investors LLC and they share voting and investment power over the shares of ORGO Class A common stock held by each entity. Each of Mr. Ades and Mr. Erani disclaim beneficial ownership of the shares of ORGO Class A common stock held by each of Organo PFG LLC and Organo Investors LLC, except to the extent of his pecuniary interest therein. The address of each of the foregoing is c/o A&E Stores, Inc., 1000 Huyler Street, Teterboro, NJ 07608.

(3)

Consists of: (i) 7,801,651 shares of ORGO Class A common stock held by Avista Capital Partners IV, L.P., (ii) 7,759,822 shares of ORGO Class A common stock held by Avista Capital Partners IV (Offshore), L.P., (iii) 1,027,755 shares of ORGO Class A common stock which may be purchased by exercising warrants held by held by Avista Capital Partners IV, L.P. and (iv) 1,022,245 shares of ORGO Class A common stock which may be purchased by exercising warrants held by held by Avista Capital Partners IV (Offshore), L.P. Avista Capital Managing Member IV, LLC exercises voting and dispositive power over the shares held by Avista Capital Partners IV, L.P. and Avista Capital Partners IV (Offshore), L.P. Voting and disposition decisions at Avista Capital Managing Member IV, LLC are made by an investment committee, the members of which are Thompson Dean, David Burgstahler, Robert Girardi and Sriram Venkataraman. None of the foregoing persons has the power individually to vote or dispose of any shares; however, Messrs. Dean and Burgstahler have veto rights over the voting and disposition of any shares. Mr. Dean and Mr. Burgstahler each disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest. The address of each of the foregoing is c/o Avista Capital Partners, 65 E. 55th Street, 18th Floor, New York, New York 10022.

(4)

Alan A. Ades, Albert Erani, Glenn H. Nussdorf, Dennis Erani, Starr Wisdom and certain of their respective affiliates, including Organo PFG LLC, Organo Investors LLC, Dennis Erani 2012 Issue Trust, Alan Ades

as Trustee of the Alan Ades 2014 GRAT, Albert Erani Family Trust dated 12/29/2012, GN 2016 Family Trust u/a/d August 12, 2016 and GN 2016 Organo 10-Year GRAT u/a/d September 30, 2016, who we refer to collectively as the Controlling Entities, control a majority of the voting power of ORGO’s outstanding ORGO Class A common stock. The Controlling Entities reported that they hold their shares of our stock as part of a group (as defined in Section 13(d)(3) of the Exchange Act) for the purposes of reporting beneficial ownership of ORGO’s securities in Schedule 13D filed on December 20, 2018.
(5)	Consists of 3,338,219 shares of ORGO Class A common stock underlying stock options that are exercisable as of July 9, 2019 or will become exercisable within 60 days after such date.
(6)

Consists of (i) 7,989,993 shares of ORGO Class A common stock, (ii) 1,489,779 shares of ORGO Class A common stock held by Alan Ades as Trustee of the Alan Ades 2014 GRAT, (iii) 32,134,638 shares of ORGO Class A common stock held by Organo PFG LLC and (iv) 2,851,984 shares of ORGO Class A common stock held by Organo Investors LLC. Mr. Ades exercises voting and investment power over the shares of ORGO Class A common stock held by Alan Ades as Trustee of the Alan Ades 2014 GRAT, Organo PFG LLC and Organo Investors LLC. Mr. Ades disclaims beneficial ownership of the shares of ORGO Class A common stock held by each of Alan Ades as Trustee of the Alan Ades 2014 GRAT, Organo PFG LLC and Organo Investors LLC, except to the extent of his pecuniary interest therein. The address of each of the foregoing is c/o A&E Stores, Inc., 1000 Huyler Street, Teterboro, NJ 07608.

(7)

Consists of (i) 936,516 shares of ORGO Class A common stock, (ii) 2,731,199 shares of ORGO Class A common stock held by the Albert Erani Family Trust dated 12/29/2012, (iii) 32,134,638 shares of ORGO Class A common stock held by Organo PFG LLC and (iv) 2,851,984 shares of ORGO Class A common stock held by Organo Investors LLC. Mr. Erani exercises voting and investment power over the shares of ORGO Class A common stock held by each of the Albert Erani Family Trust dated 12/29/2012, Organo PFG LLC and Organo Investors LLC. Mr. Erani disclaims beneficial ownership of the shares of ORGO Class A common stock held by each of the Albert Erani Family Trust dated 12/29/2012, Organo PFG LLC and Organo Investors LLC, except to the extent of his pecuniary interest therein. The address of each of the foregoing is c/o A&E Stores, Inc., 1000 Huyler Street, Teterboro, NJ 07608.

(8)

Consists of (i) 2,658,663 shares of ORGO Class A common stock, (ii) 1,167,250 shares of ORGO Class A common stock held by GN 2016 Family Trust u/a/d August 12, 2016 and (iii) 11,012,750 shares of ORGO Class A common stock held by GN 2016 Organo 10-Year GRAT u/a/d September 30, 2016. Mr. Nussdorf exercises voting and investment power over the shares of ORGO Class A common stock held by each of GN 2016 Family Trust u/a/d August 12, 2016 and GN 2016 Organo 10-Year GRAT u/a/d September 30, 2016. Mr. Nussdorf disclaims beneficial ownership of the shares of ORGO Class A common stock held by each of GN 2016 Family Trust u/a/d August 12, 2016 and GN 2016 Organo10-Year GRAT u/a/d September 30, 2016, except to the extent of his pecuniary interest therein. The address of each of the foregoing is 35 Sawgrass Drive, Bellport, NY 11713.

(9)	Consists of 16,240 shares of ORGO Class A common stock underlying stock options that are exercisable as of July 9, 2019 or will become exercisable within 60 days after such date.
(10)	Consists of 166,910 shares of ORGO Class A common stock underlying stock options that are exercisable as of July 9, 2019 or will become exercisable within 60 days after such date.
(11)

Consists of (i) 63,104,516 shares of ORGO Class A common stock and (ii) 4,299,901 shares of ORGO Class A common stock underlying stock options that are exercisable as of July 9, 2019 or will become exercisable within 60 days after such date. As to disclaimers of beneficial ownership, see footnotes (2), (6), (7) and (8) above.

10. FINANCIAL INFORMATION REGARDING THE COMPANY

The financial information included under Part II, Item 8 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 10-K”) and under Part I, Item 1 in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “2019 Q1 10-Q”) is incorporated herein by reference. The full text of all such filings with the SEC, as well as other documents we have filed with the SEC prior to, or will file with the SEC subsequent to, the filing of the Tender Offer Statement on Schedule TO can be accessed electronically on the SEC’s website at www.sec.gov.

The following table shows summary historical financial information of the Company for the periods and as of the dates indicated. The summary historical consolidated financial information of the Company was derived from the audited historical consolidated financial statements of the Company included in Part II, Item 8 in the 2018 10-K (other than the historical statements of operations data for the fiscal year ended December 31, 2015 and the balance sheet data as of December 31, 2016 and 2015 which are derived from audited consolidated financial statements of the Company not included in the 2018 10-K) and the unaudited financial statements of the Company included in Part I, Item 1 in the 2019 Q1 10-Q. The following summary historical financial information should be read in conjunction with our consolidated financial statements and related notes in Part II, Item 8 of the 2018 10-K and Part I, Item I of the 2019 Q1 10-Q and with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the 2018 10-K and Part I, Item 2 of the 2019 Q1 10-Q. Our historical results are not necessarily indicative of results to be expected for any future period.

	Three Months Ended March 31, 2019	Year Ended December 31
		2018	2017	2016	2015
	(in thousands, except share and per share data)
Consolidated Statement of Operations Data:
Net revenue	$57,123	$193,449	$198,508	$138,732	$98,975
Cost of goods sold	16,980	68,808	$61,220	48,201	46,450

Gross profit	40,143	124,641	137,288	90,531	52,525
Operating expenses:
Selling, general and administrative	48,893	161,961	133,717	93,029	68,174
Research and development	3,371	10,742	9,065	6,277	3,882
Write-off of deferred offering costs	—	3,494	—	—	—

Total operating expenses	52,264	176,197	142,782	99,306	72,056

Loss from operations	(12,121)	(51,556)	(5,494)	(8,775)	(19,531)

Other income (expense), net:
Interest expense	(1,797)	(10,853)	(8,139)	(5,627)	(3,487)
Interest income	19	64	129	153	139
Change in fair value of warrants	—	(469)	(1,037)	(737)
Loss on the extinguishment of debt	(1,862)	(2,095)	—	—	—
Other income (expense), net	132	162	(9)	285	277
Total other income (expense), net	(3,508)	(13,191)	(9,056	(5,926)	(3,071)

Net loss before income taxes	(15,629)	(64,747)	(14,550)	(14,701)	(22,602)
Income tax (expense) benefit	(37)	(84)	7,025	(65)	177

Net loss	(15,666)	(64,831)	(7,525)	(14,766)	(22,425)
Net income from non-controlling interest in affiliates	—	—	863	2,221	1,836
Net loss attributable to Organogenesis Holdings Inc.	$(15,666)	$(64,831)	$(8,388)	$(16,987)	$(24,261)

Net loss per common share—basic and diluted	$(0.17)	$(0.94)	$(0.14)	$(0.27)	$(0.38)

Weighted average common shares outstanding—basic and diluted	90,604,107	69,318,456	63,876,767	63,196,067	62,861,896

	As of March 31, 2019	As of December 31
		2018	2017	2016	2015
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$30,561	$21,291	$2,309	$1,778	$1,139
Working capital (1)	32,755	4,743	(2,233)	(132)	(3,367)
Total assets	176,453	163,678	148,722	103,858	105,700
Total liabilities	143,894	116,637	157,277	119,837	102,186
Total Organogenesis Holdings Inc. stockholders’ (deficit) equity	32,559	47,041	(15,317)	(15,979)	3,514

(1)	We define working capital as current assets less current liabilities.

Book value per share

Our book value per common share as of March 31, 2019 was $0.36.

11. CONDITIONS; TERMINATION; WAIVERS; EXTENSIONS; AMENDMENTS

The conditions of the Offer are:

i. there shall not have been instituted, threatened in writing or be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Offer, that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, or which would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the Offer or materially impair the contemplated benefits to us of the Offer;

ii. no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or would be reasonably likely to prohibit, prevent, restrict or delay consummation of the Offer or materially impair the contemplated benefits to us of the Offer, or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects;

iii. in our reasonable judgment, there shall not have occurred or be reasonably likely to occur, any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs; and

iv. there shall not have occurred:

a. any general suspension of, or limitation on prices for, trading in securities in U.S. securities or financial markets;

b. any material adverse change in the price of the Shares in U.S. securities or financial markets;

c. a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States;

d. any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions; or

e. a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens.

v. at least 65% of the Public Warrants (which is the minimum number required to amend the Warrant Agreement) are tendered in the Offer and Consent Solicitation.

The foregoing conditions are solely for our benefit, and we may assert one or more of the conditions regardless of the circumstances giving rise to any such conditions. We may also, in our sole and absolute discretion, waive these conditions in whole or in part, subject to the potential requirement to disseminate additional information and extend the Offer and Consent Solicitation, as described below. The determination by us as to whether any condition has been satisfied shall be conclusive and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the Expiration Date.

We may terminate the Offer and Consent Solicitation if any of the conditions of the Offer are not satisfied prior to the Expiration Date. In the event that we terminate the Offer and Consent Solicitation, all Public Warrants tendered by a Public Warrant holder in connection with the Offer will be returned to such Public Warrant holder and the Public Warrants will expire in accordance with their terms on December 10, 2023 and will otherwise remain subject to their original terms, including the redemption provisions.

Subject to applicable securities laws and the terms and conditions set forth in this Offer Letter, we expressly reserve the right (but will not be obligated), at any time or from time to time, prior to the Expiration Date, regardless of whether or not any of the events set forth above shall have occurred or shall have been determined by us to have occurred, to (a) waive any and all conditions of the Offer and Consent Solicitation, (b) extend the Offer and Consent Solicitation, or (c) otherwise amend the Offer and Consent Solicitation in any respect. The rights reserved by us in this paragraph are in addition to our rights to terminate the Offer and Consent Solicitation described above. Irrespective of any amendment to the Offer and Consent Solicitation, all Public Warrants previously tendered pursuant to the Offer and Consent Solicitation and not accepted for exchange or withdrawn will remain subject to the Offer and Consent Solicitation and may be accepted thereafter for exchange by us.

If we materially change the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition to the Offer and Consent Solicitation, we will disseminate additional information and extend the Offer and Consent Solicitation to the extent required by Exchange Act Rules 13e-4(d)(2) and 13e-4(e)(3). In addition, we may, if we deem appropriate, extend the Offer and Consent Solicitation for any other reason. In addition, if the exchange ratio for Shares to Public Warrants is adjusted, the Offer and Consent Solicitation will remain open at least ten (10) business days from the date we first give notice of such change to Public Warrant holders, by press release or otherwise.

Any extension, amendment or termination of the Offer and Consent Solicitation by us will be followed promptly by a public announcement thereof. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to advertise or otherwise communicate any such announcement other than by making a release to the Dow Jones News Service, Globe Newswire or such other means of public announcement as we deem appropriate.

If for any reason the acceptance for exchange (whether before or after any Public Warrants have been accepted for exchange pursuant to the Offer and Consent Solicitation), or the exchange for, Public Warrants subject to the Offer and Consent Solicitation is delayed or if we are unable to accept for exchange, or exchange for, Public Warrants pursuant to the Offer and Consent Solicitation, then, without prejudice to our rights under the Offer and Consent Solicitation, tendered Public Warrants may be retained by the Depositary on our behalf and may not be withdrawn (subject to Exchange Act Rule 14e-1(c), which requires that an offeror deliver the consideration offered or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer). In addition to being limited by Exchange Act Rule 14e-1(c), our reservation of the right to delay delivery of the Shares for Public Warrants which we have accepted for exchange pursuant to the Offer and Consent Solicitation is limited by Exchange Act Rule 13e-4(f)(5), which requires that an offeror deliver the consideration offered or return the securities tendered pursuant to a tender offer promptly after termination or withdrawal of that tender offer. Notwithstanding the foregoing, tendered Public Warrants may also be withdrawn if the Company has not accepted the Public Warrants for exchange by the 40th business day after the initial commencement of the Offer and Consent Solicitation.

Pursuant to Exchange Act Rule 13e-4, we have filed the Schedule TO with the SEC which contains additional information with respect to the Offer and Consent Solicitation. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as set forth under “Additional Information; Miscellaneous” in this Offer Letter.

12. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences to holders that own and hold Public Warrants as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that exchange Public Warrants for Shares pursuant to the Offer. This discussion does not address all of the tax consequences that may be relevant to a holder based on his, her or its individual circumstances and does not address tax consequences applicable to holders that may be subject to special tax rules, such as: financial institutions; insurance companies; regulated investment companies; tax-exempt organizations; dealers or traders in securities or currencies; holders that actually or constructively own 5% or more of our Shares; holders that hold Public Warrants as part of a position in a straddle or a hedging, conversion or integrated transaction for U.S. federal income tax purposes; holders that have a functional currency other than the U.S. dollar; holders that received their Public Warrants as compensation for the performance of services; or holders that are not U.S. persons (as defined for U.S. federal income tax purposes). Moreover, this summary does not address any state, local or foreign tax consequences or any U.S. federal non-income tax consequences of the exchange of Public Warrants for Shares pursuant to the Offer or, except as discussed herein, any tax reporting obligations of a holder. Holders should consult their tax advisors as to the specific tax consequences to them of the Offer in light of their particular circumstances.

If an entity treated as a partnership for U.S. federal income tax purposes holds Public Warrants, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Holders owning their Public Warrants through a partnership should consult their tax advisors regarding the U.S. federal income tax consequence of exchanging Public Warrants for Shares pursuant to the Offer.

This summary is based on the Code, applicable Treasury regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations by the Internal Revenue Service (“IRS”) or a court, which could affect the tax consequences described herein.

The Company believes that the exchange of Public Warrants for Shares pursuant to the Offer constitutes a value-for-value exchange. Assuming the exchange of Public Warrants for Shares pursuant to the Offer constitutes a value-for-value exchange, the exchange should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code pursuant to which (i) no gain or loss should be recognized on the exchange of Public Warrants for Shares, (ii) a holder’s aggregate tax basis in the Shares received in the exchange should equal the holder’s aggregate tax basis in its Public Warrants surrendered in exchange therefor, and (iii) a holder’s holding period for the Shares received in the exchange should include its holding period for the surrendered Public Warrants. Special tax basis and holding period rules apply to holders that acquired different blocks of Public Warrants at different prices or at different times. Holders should consult their tax advisors as to the applicability of these special rules to their particular circumstances.

Although the Company believes the exchange pursuant to the Offer is a value-for-value transaction, because of the uncertainty inherent in any valuation, there can be no assurance that the IRS or a court would agree. If the IRS or a court were to view the exchange pursuant to the Offer as the issuance of Shares to an exchanging holder having a value in excess of the Public Warrants surrendered by such holder, such excess value could be viewed as a constructive dividend under Section 305 of the Code. Although not free from doubt, it is expected that such constructive dividend, if any, should be considered a dividend of common stock on common stock, which generally should be nontaxable for most holders.

Holders are urged to consult their personal tax advisors concerning the tax consequences of an exchange pursuant to Offer based on their particular circumstances.

13. FORWARD-LOOKING STATEMENTS; RISK FACTORS

This Offer Letter contains forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward looking statements usually relate to future events, conditions and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plans,” “may,” “should,” or the negative thereof or similar terms. The absence of these words, however, does not mean that these statements are not forward-looking. These are based on our current expectation, belief and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future development affecting us will be those that we anticipate.

All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include those set forth in this “Item 12. Forward-Looking Statements; Risk Factors.” We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise, except to the extent required by law.

An investment in our Shares involves a high degree of risk. In addition to the risks identified below relating to the Offer, please refer to our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 18, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 9, 2019, for a discussion of risks relating to our business and an investment in our Shares. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the matters identified as potential risks materialize, our business could be harmed. In that event, the trading price of our Shares and Public Warrants could decline.

The Warrant Amendment, if approved, will allow us to require that all outstanding Public Warrants be exchanged for Shares.

If we complete the Offer and Consent Solicitation and obtain the requisite approval of the Warrant Amendment by holders of the Public Warrants, the Company will have the right to require holders of all outstanding Public Warrants, including holders who do not wish to participate and did not participate in the Offer, to exchange their Warrants for Shares, at a ratio 10% less than the exchange ratio applicable to the Offer, thus eliminating all of the outstanding Public Warrants.

There is no guarantee that your decision whether to tender your Public Warrants in the Offer will put you in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell his, her or its Shares in the future following the completion of the Offer. If you choose to tender some or all of your Public Warrants in the Offer, certain future events (including, without limitation, those described in “The Offer, Section 5.E, Plans, Proposals or Negotiations”), which may be significant and may happen quickly at any time in the future, may result in you realizing a lower value than you might have realized in the future had you not agreed to exchange your Public Warrants. Similarly, if you do not tender your Public Warrants in the Offer, you will continue to bear the risk of ownership of your Public Warrants after the closing of the Offer, and there can be no assurance that you can sell your Public Warrants (or exercise them for Shares) in the future at a higher price than would have been obtained by participating in the Offer or at all. You should carefully review the terms of the Public Warrants, including the Public Warrant Agreement governing the Public Warrants, and consult your own individual tax and/or financial advisor for assistance on how the tender of your Public Warrants may affect your individual situation.

If the Offer is successful, the liquidity of the market for the Public Warrants will be substantially reduced.

If the Offer is successful, the holders of Public Warrants who tender their Public Warrants will receive Shares that are listed on Nasdaq, and the liquidity of the market for any remaining Public Warrants, which are listed on OTC, will be substantially reduced.

There is no assurance that a significant number of Public Warrants will be tendered in the Offer.

There is no assurance that any significant number of Public Warrants will be tendered in the Offer. Moreover, even if a significant number of Public Warrants are tendered in the Offer, there is no assurance that the market price of our Shares will increase. The price of our Shares and the decision of any investors to make an equity investment in the Company are based on numerous material factors, of which the dilutive impact of our outstanding Public Warrants, or overhang, is only one. Eliminating or significantly reducing our Public Warrant overhang will not generate any capital for the Company.

The market price of our Shares will fluctuate, which may adversely affect Public Warrant holders who tender their Public Warrants for Shares.

The market price of our Shares will fluctuate between the date the Offer is commenced, the Expiration Date of the Offer and the date on which Shares are issued to tendering Public Warrant holders. Accordingly, the market price of Shares upon settlement of the Offer could be less than the price at which the Public Warrants could be sold. The Company does not intend to adjust the exchange ratio of Shares for Public Warrants based on any fluctuation in our Share price.

Resales of the additional Shares issued pursuant to the Offer may adversely affect the Share price.

Shares issued in the Offer will be freely tradable, unless held by affiliates. In light of the current trading volume of our Shares, if the holders of the Public Warrants were to sell a significant portion of the Shares obtained from the Offer, such sales could have a negative impact on the trading price of our Shares.

No rulings or opinions have been received as to the tax consequences of the Offer to holders of Public Warrants.

The tax consequences that will result to Public Warrant holders that participate in the Offer are not well defined by the existing authorities. No ruling of any governmental authority and no opinion of counsel has been issued or rendered on these matters. Public Warrant holders must therefore rely on the advice of their own tax advisors in assessing these matters. For a general discussion of certain tax considerations, see “The Offer, Section 12. Material U.S. Federal Income Tax Consequences.”

14. THE DEPOSITARY, INFORMATION AGENT AND FINANCIAL ADVISOR

We have retained Continental Stock Transfer & Trust Company, to act as the Depositary, and Morrow Sodali LLC, to act as the Information Agent, in connection with the Offer. All deliveries, correspondence and questions sent or presented to the Depositary or the Information Agent relating to the Offer should be directed to the addresses or telephone numbers set forth on the back cover of this Offer Letter. The Information Agent and the Depositary will receive reasonable and customary compensation for their respective services, will be reimbursed by us for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

We also retained Credit Suisse Securities (USA) LLC to act as a financial advisor in connection with a financial restructuring of the Company’s outstanding warrants. Credit Suisse will only provide customary and permissible services for a financial advisor within the scope of transactions conducted under Section 3(a)(9) of the Securities Act of 1933, as amended, and will not engage, directly or indirectly, in soliciting tenders of Public Warrants pursuant to the Offer.

We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Information Agent as described above) for soliciting tenders of Public Warrants pursuant to the Offer. Public Warrant holders holding Public Warrants through a broker, dealer, commercial bank, trust company or other nominee are urged to consult such nominees to determine whether transaction costs may apply if Public Warrant holders tender Public Warrants through such nominees and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Public Warrants held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as our agent or the agent of the Information Agent or the Depositary for purposes of the Offer.

15. ADDITIONAL INFORMATION; MISCELLANEOUS

The Company has filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer Letter is a part. This Offer Letter does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. The Company recommends that holders review the Schedule TO, including the exhibits and the information incorporated by reference in the Schedule TO, and the Company’s other materials that have been filed with the SEC before making a decision on whether to accept the Offer, including:

1. The description of the Shares and the Public Warrants in the Company’s Registration Statement on Form 8-A filed with the SEC on October 5, 2016 under Section 12(b) of the Exchange Act, as amended by the Form 8-K12G3 filed with the SEC on December 14, 2018.

2. Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 18, 2019.

3. Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on April 30, 2019.

Documents we file (but not documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules) with the SEC under Section 13(e), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offer Letter will be incorporated by reference in this Offer Letter only upon our filing of a subsequent amendment to the Schedule TO. Any statement contained in this Offer Letter or in a document (or part thereof) incorporated by reference in this Offer Letter shall be considered to be modified or superseded for purposes of this Offer Letter to the extent that a statement contained in any subsequent amendment to this Offer Letter or amendment to the Schedule TO to which this Offer Letter relates modifies or supersedes that statement.

You can obtain any of the documents incorporated by reference in this Offer Letter from the SEC’s website at the address described above. You may also request a copy of these filings, at no cost, by writing or telephoning the Information Agent for the Offer at the telephone numbers and address set forth on the back cover of this Offer Letter.

Each person to whom a copy of this Offer Letter is delivered may obtain a copy of any or all of the referenced documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost. Requests should be directed to our investor relations representative at:

Organogenesis Holdings Inc.

Attention: Lori Freedman

Vice President and General Counsel

781-575-0775

LFreedman@organo.com

Sincerely,

Organogenesis Holdings Inc. 85 Dan Road Canton, Massachusetts 02021

The Depositary is Continental Stock Transfer & Trust Company. The Letter of Transmittal and certificates representing Public Warrants, and any other required documents should be sent or delivered by each holder of Public Warrants or such holder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

THE DEPOSITARY FOR THE OFFER IS:

IF DELIVERING BY MAIL, HAND OR COURIER:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

1 State Street-30th Floor

New York, NY 10004

Attention: Corporate Actions/Organogenesis

THE INFORMATION AGENT FOR THE OFFER IS:

470 West Avenue—3rd Floor

Stamford, CT 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage firms, please call: (203) 658-9400

Email: ORGO.info@morrowsodali.com

Any question or request for assistance may be directed to the Information Agent at the address, phone number and email address listed above.

Requests for additional copies of the Offer Letter, the Letter of Transmittal or other documents related to the offer may also be directed to the Information Agent.

Annex A

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment (this “Amendment”) is made as of [•], 2019 by and between Organogenesis Holdings Inc., a Delaware corporation f/k/a Avista Healthcare Public Acquisition Corp. (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), and constitutes an amendment to that certain Warrant Agreement, dated as of October 10, 2016 (the “Existing Warrant Agreement”), between the Company and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement with the written consent of the Registered Holders of 65% of the outstanding Public Warrants;

WHEREAS, the Company desires to amend the Existing Warrant Agreement to provide the Company with the right to require the holders of Public Warrants to exchange all of the outstanding Public Warrants for shares of the Company’s Class A Common Stock, par value $0.0001 per share, on the terms and subject to the conditions set forth herein; and

WHEREAS, following a consent solicitation undertaken by the Company, the Registered Holders of more than 65% of the outstanding Public Warrants have consented to and approved this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.

1. Amendment of Existing Warrant Agreement. The Existing Warrant Agreement is hereby amended by adding the new Section 6A thereto:

“6A Mandatory Exchange.

6A.1 Company Election to Exchange. Notwithstanding any other provision in this Agreement to the contrary, not less than all of the outstanding Warrants may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6A.2 below, for shares of Common Stock, at the exchange rate of 0.0855 shares of Common Stock for every Warrant held by the holder thereof (the “Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Common Stock). The aggregate Consideration payable to each former Registered Holder shall be rounded up to the nearest whole Share after multiplying the aggregate number of outstanding Warrants held by such former Registered Holder by the Consideration.

6A.2 Date Fixed for, and Notice of, Exchange. In the event that the Company elects to exchange all of the Warrants, the Company shall fix a date for the exchange (the “Exchange Date”). Notice of exchange shall be mailed by first class mail, postage prepaid, by the Company not less than fifteen (15) days prior to the Exchange Date to the Registered Holders of the Warrants at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

6A.3 Exercise After Notice of Exchange. The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(b) of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6A.2 hereof and prior to the Exchange Date. On and

A-1

after the Exchange Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Consideration.

2. Miscellaneous Provisions.

2.1 Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.2 Applicable Law. The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.3 Counterparts. This Amendment may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

2.4 Effect of Headings. The Section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.5 Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signatures Appear on Following Page]

A-2

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

ORGANOGENESIS HOLDINGS INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Agreement Amendment]